EXHIBIT 10.1
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                         PARTNERSHIP INTEREST
                         REDEMPTION AGREEMENT
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              (One Woodfield Lake, Schaumburg, Illinois)


     THIS AGREEMENT is made and entered into as of the 30th day of August, 1997, by and among JMB INCOME PROPERTIES, LTD.-VII, an Illinois limited partnership ("Seller") and ONE WOODFIELD LAKE LIMITED PARTNERSHIP, an Illinois limited partnership (the "Partnership").



                            R E C I T A L S
                            ---------------


     A. Seller, Lawrence F. Levy, Mark A. Levy and Herbert L. Nudelman, constitute the sole partners in the Partnership formed and existing pursuant to the "Partnership Agreement" (as hereinafter defined). Except as otherwise set forth herein, all terms used in a defined manner herein shall have the meanings set forth for such terms in the Partnership Agreement.

     B. The Partnership is the beneficiary of a land trust that owns fee title to an office building located in Schaumburg, Illinois and commonly known as "One Woodfield Lake" (the "Business Property").

     C. Seller desires to sell, and Partnership desires to redeem and retire, all of the Seller's interest in the Partnership, and Seller desires to withdraw from the Partnership, all in the manner hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1.    THE TRANSACTIONS.

     A. REDEMPTION OF PARTNERSHIP INTEREST. For the consideration and on the terms and conditions hereinafter set forth, Seller shall transfer and assign to the Partnership, and the Partnership shall redeem from Seller, the entire right, title and interest of Seller in the Partnership, including, but not limited to, Seller's interest in the Business Property and in the capital and profits and losses of the Partnership. The Partnership interests to be redeemed by the Partnership as aforesaid are herein called the "Redeemed Partnership Interest".





















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     B.    REDEMPTION PRICE.  In consideration for the redemption of the
Redeemed Partnership Interest, the Partnership agrees to distribute to Seller consideration (the "Redemption Price") in an amount equal to $4,730,744, as adjusted by (i) the "Proration Amount", as such term is hereinafter defined, and (ii) a credit to the Partnership for the costs of completing the tenant improvements for Xerox in an amount equal to the difference between (1) $378,720 and (2) any funds then being held on the Closing Date by the "Existing Lender" (as hereinafter defined) or its agents in a tenant improvement escrow account, the amount to be paid as aforesaid being herein called the "Closing Payment". The Redemption Price shall be paid on the Closing Date by wire transfer to Seller of immediately available federal funds in accordance with wiring instructions to be provided by Seller in connection with the closing hereunder. The Redemption Price is the total consideration payable by the Partnership to the Seller for the Redeemed Partnership Interest and following the "Closing" (as hereinafter defined) and payment to Seller of the Closing Payment, Seller shall be deemed to have withdrawn from the Partnership and shall not retain an interest in or be entitled to receive distributions of any other Partnership assets.

     C. CONSENT OF EXISTING LENDER. It shall be a condition precedent to the Obligations of Seller to sell, and the Partnership to redeem the Redeemed Partnership Interest that the Existing Lender consent in writing to the redemption transactions hereunder. It shall be a further condition precedent to Seller's obligations to sell the Redeemed Partnership Interest that the Existing Lender release Seller from any obligations under the Existing Loan, the form of such release being subject to Seller's reasonable approval. If the written consent of the Existing Lender is not received on or before the Closing Date, then either party shall be entitled to terminate this Agreement. If a release of Seller from Existing Lender in form reasonably satisfactory to Seller is not received on or before the Closing Date, then Seller shall be entitled to terminate this Agreement. Seller and the Partnership shall reasonably cooperate with each other to obtain such consent and release. In connection therewith, the Partnership shall promptly deliver such information (including financial information) as Existing Lender shall reasonably request. Notwithstanding the foregoing, in the event that the Partnership refinances the debt evidenced by the Existing Loan with a new loan (the
































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"New Loan") simultaneously with the Closing, The provisions regarding the consent of and release by the Existing Lender set forth in this paragraph 1C shall not apply. In the event that the Partnership obtains the New Loan at Closing as aforesaid, Seller shall not be deemed to be part of the Partnership at the time of the funding of the New Loan and Seller shall have no obligations in connection with the New Loan.

     D.    CERTAIN DEFINITIONS.

           (1) "Partnership Agreement", as used herein, means that certain agreement captioned "Amended and Restated Agreement of Limited Partnership of One Woodfield Lake", dated as of May 27, 1980 by and among Seller, Lawrence F. Levy, Mark A. Levy, James DeRose, Herbert L. Nudelman and J&G Partnership, as amended by that certain agreement captioned "First Amendment to Amended and Restated Agreement of Limited Partnership of One Woodfield Lake", dated as of September 17, 1981, by and among Seller, Lawrence F. Levy, Mark A. Levy, James DeRose and Herbert L. Nudelman, and by that certain amendment captioned "Second Amendment to Amended and Restated Agreement of Limited Partnership of One Woodfield Lake", dated as of May 13, 1991, by and among Seller, Lawrence F. Levy, Mark A. Levy and Herbert L. Nudelman, together with all other amendments or modifications entered into prior hereto.

           (2) "Existing Loan", as used herein, means that certain loan in the original principal amount of $12,600,000 made to the Partnership and currently held by John Hancock Mutual Life Insurance Company ("Existing Lender"), which loan is more particularly described in that certain agreement captioned "Third Note and Mortgage Modification Agreement" dated as of May 1, 1995 between LaSalle National Trust, N.A., as successor trustee, and Existing Lender (such document, together with all other documents or instruments evidencing or securing the Existing Loan, including any and all amendments thereto, are herein called the "Existing Loan Documents").

           (3) "Proration Amount", as used herein, means the net amount of the credit (or debit) to Seller as a result of the allocation of income and expenses to the "Old Partnership" (as such term is hereinafter defined) by reason of the prorations hereinafter provided for.
































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     2.    CLOSING PROCEDURE.  The acquisition of the Redeemed Partnership
Interest (the "Closing") shall be consummated through a money lender's escrow closing conference ("Closing Conference") which shall be held on the Closing Date at the offices of Chicago Title Insurance Company at 171 North Clark Street, Chicago, Illinois. As used herein, the "Closing Date" means October 10, 1997, or such other date as shall be hereafter agreed upon by the parties.

     A.    DELIVERY OF DOCUMENTS.

           (1) ESCROW. On or before the Closing Date, the parties shall deliver the following: (1) by Seller, duly executed and acknowledged originals of (a) an assignment of the Redeemed Partnership Interest ("Assignment of Partnership Interest") in the form of Exhibit "A" attached hereto and made a part hereof, and (2) by the Partnership, a release and indemnification agreement ("Release and Indemnification Agreement") in the form of Exhibit "B" attached hereto and made a part hereof, together with the Closing Payment in immediately available federal funds. Such deliveries may be made pursuant to escrow instructions ("Escrow Instructions") to be executed among the Partnership, Seller and escrow holder reasonably acceptable to both parties, which Escrow Instructions shall be in form reasonably acceptable to such parties in order to effectuate the intent hereof.

     B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Assignment of Partnership Interest shall be delivered to the Partnership, (y) the Release and Indemnification Agreement and the Closing Payment shall be delivered to Seller and (z) at the Closing Conference, the following additional items shall be delivered:

           (1) SELLER DELIVERIES. Seller shall deliver to the Partnership the following:

                 (a) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;

                 (b) A certificate of Seller ("Seller Closing Certifi-cate") updating the representations and warranties contained in paragraph 4A hereof to the Closing Date and noting any changes thereto; and






























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                 (c)  Evidence reasonably satisfactory to the Partnership
respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder.

           (2) PARTNERSHIP DELIVERIES. The Partnership shall deliver to Seller the following:

                 (a) A certificate of the Partnership ("Partnership Closing Certificate") updating the representations and warranties contained in paragraph 4B hereof to the Closing Date and noting any changes thereto;

                 (b) Evidence reasonably satisfactory to Seller respecting the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                 (c) Any other documents or instruments required to be delivered by the Partnership hereunder.

     C. PARTNERSHIP AMENDMENTS. Seller shall execute and deliver such amendments to the Partnership Agreement and any Certificate of Limited Partnership of the Partnership and such other Partnership documents as may be reasonably required to effectuate the redemption of Seller's interest in the Partnership and Seller's withdrawal from the Partnership, each as contemplated herein. The Partnership shall cause all other partners of the Partnership which may be necessary to sign such documents to execute and deliver the same.

     D. PRORATION OF TAXABLE INCOME. The Partnership's taxable income or loss for 1997 will be prorated as of the Closing Date to allocate to the Seller its distributive share of the Partnership's income and expenses for the portion of the Partnership's taxable year ending on the Closing Date in accordance with the applicable provisions of the Partnership Agreement.

     E. CALCULATION OF PRORATION AMOUNT. The Proration Amount will be determined on the basis of a written statement or statements prepared and approved by the Partnership and Seller prior to the Closing Conference.
The parties will cooperate with each other in good faith in connection with the computation of the Proration Amount. The "Proration Amount" will be equal to the difference between (i) the "Other Assets" (as hereinafter






























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defined) and (ii) the "Other Liabilities" (as hereinafter defined).  The
Redemption Price will be increased by the amount by which Other Assets exceed Other Liabilities and the Redemption Price will be reduced by the amount by which Other Liabilities exceed Other Assets. The Other Assets and Other Liabilities will be determined by reference to the Partnership's accrual basis financial statements prepared in accordance with generally accepted accounting principles, with the modifications described in this paragraph. The term "Other Assets" shall mean the following assets of the Partnership as of the Closing Date: (a) cash and cash equivalents, including, but not limited to, the funds held in the real estate tax account, and the funds held in the security deposit account, if any, each administered by the Existing Lender or its agents (provided, however, the cash in the tenant improvement escrow referred to in paragraph 1B above shall not be considered an Other Asset); (b) accounts receivable, net of any reserve for receivables deemed reasonably uncollectible by the parties (including, but not limited to, unpaid rent from tenants, but excluding unpaid rent from those tenants which have historically paid their rent in a timely fashion so long as such unpaid rent due from such tenants has been delinquent for less than forty-five (45) days); and (c) prepaid expenses. The term "Other Liabilities" shall mean, as of the Closing Date, all of the
Partnership's: (w) accounts payable and prepaid rent; (x) accrued but unpaid expenses (other than accrued real estate taxes); (y) security deposits; and (z) accrued but unpaid real estate taxes (determined on the basis of 107% of the second installment of the tax bill for 1996). The Proration Amount shall be estimated by the parties no less than three (3) days prior to the Closing Conference and the final Proration Amount will be determined at the Closing Conference.

     F. CLOSING COSTS. Seller shall pay (i) its own legal fees in connection with the transactions under this Agreement, (ii) all state, county and Village of Schaumburg transfer taxes (if any), and (iii) eighty percent (80%) of any release, escrow, recording fees, title or survey fees (if any); provided, however, that in no event shall Seller be obligated to expend more than $5,000 in the aggregate for such title or survey fees.
The Partnership shall pay (i) its own legal fees in connection with the transactions under this Agreement, and (ii) the balance of any documentary, filing, recording, conveyance, release, escrow, recording fees,

































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title or survey fees or filing charges for any instruments or documents which may be recorded or filed, if any (but only to the extent that Seller is not responsible for such expenses in accordance with the immediately preceding sentence).

     3. PROFITS AND LOSSES OF THE PARTNERSHIP PRIOR TO CLOSING; TAX RETURNS. Subject to the provisions set forth in paragraph 2E above, the parties confirm that profits and losses of the Partnership for the period from January 1, 1997 through the Closing Date shall be allocated for tax reporting purposes pursuant to the applicable provisions of the Partnership Agreement. Seller will cooperate with the Partnership in providing and preparing such information and items as may be required in order to timely prepare and deliver tax returns and other similar items after the Closing Date (and, in connection therewith, after the Closing Date the Partnership shall continue to provide Seller full access to all books and records of the Partnership and to all other financial information as may be reasonably required in connection with such determinations).

     4.    REPRESENTATIONS AND WARRANTIES.

     A. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to the Partnership as follows:

           (1) Except as set forth in subparagraphs A(2) through A(11) below, Seller makes no representation or warranty concerning title to the Business Property, the physical condition of the Business Property (including, but not limited to, the condition of the soil or the improvements), the environmental condition of the Business Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Business Property), the compliance of the Business Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Business Property), the financial condition of the Business Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Business Property or any part thereof. The Partnership acknowledges that, except as to matters specifically set forth in subparagraphs A(2) through A(11) below, the Partnership will acquire the Redeemed Partnership Interest solely on the basis of (a) its own physical and financial examination of






























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the Business Property (the Partnership having completed all such due diligence reviews, examinations and inspections deemed necessary by the Partnership) and (b) information and knowledge in its possession and in the possession of The Levy Organization Management, Inc. (the "Manager"). The Partnership is not relying upon, and has no need to rely upon, any knowledge or information in the possession of Seller with respect to any of the foregoing matters except as set forth herein.

           (2) Seller is a limited partnership, duly organized, validly and in good standing existing under the laws of the State of Illinois.

           (3) Seller is duly authorized, and qualified under any and all applicable laws, regulations, ordinances and orders to do all things required of it, under and in connection with this Agreement.

           (4) Seller has the right, power and authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.

           (5) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing Date) duly authorized, executed and delivered by, and binding upon, Seller.

           (6) Seller owns the Redeemed Partnership Interest, free and clear of any and all liens, encumbrances, security interests, rights, options, claims and demands (other than any security interests and rights granted under the Partnership Agreement).

           (7) Seller has no knowledge of and has received no written notice from any municipal, county, state or other governmental authority or any insurance company (i) regarding any violation of any building codes and/or zoning ordinances or other applicable governmental requirements,
(ii) regarding any pending or threatened condemnation proceedings, (iii) regarding any proceedings, litigation or administrative actions that could or would cause the change, redefinition, or other modification of the zoning classification, or other legal requirements applicable to the Business Property or any part thereof, or (iv) regarding any pending or threatened special taxes or assessments with respect to the Business Property.





























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           (8)   Seller has no knowledge and has received no written
notice of the existence of any recorded or unrecorded mechanic's or materialman's liens or any claims for such liens affecting the Business Property.

           (9) To Seller's knowledge, (i) there are no service agreements or contracts or other agreements (other than as expressly set forth in this Agreement) relating to the Business Property which will be in force on the Closing Date.

           (10) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed and delivered by Seller and are binding upon Seller. Seller has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as set forth in this Agreement). Subject to this subparagraph and paragraph 1C above, neither this Agreement nor anything required to be done under this Agreement violates or shall violate any note, mortgage, contract, agreement or instrument to which Seller is a party.

           (11) For purposes of this Agreement, Seller's knowledge means the present actual knowledge of Julia Stibolt and Thomas Omundson of JMB Realty Corporation and the portfolio manager and leasing manager, respectively, overseeing the investment of Seller in the Partnership. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall have no liability with respect to a breach of any of the representations and warranties made by Seller in this Agreement if the Partnership proceeds with the closing of the transaction contemplated hereby with actual knowledge (or if Ruth A. Coniff or Lawrence F. Levy of the Manager has actual knowledge) of such breach after the date hereof but prior to the Closing Date.

     B. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. Partnership hereby represents and warrants to Seller as follows:

           (1) The Partnership has the right, power and authority to enter into and perform the terms of this Agreement and to consummate the transactions contemplated hereby.































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           (2)   This Agreement and all agreements, instruments and
documents herein provided to be executed or to be caused to be executed by the Partnership are (or, in the case of agreements, instruments and documents executed as of the Closing Date, will be as of the Closing Date) duly authorized, executed and delivered by, and binding upon, the Partnership.

     5.    ADDITIONAL CONDITIONS.

     A. ADDITIONAL CONDITIONS TO THE PARTNERSHIP'S OBLIGATIONS. In addition to the conditions provided in other provisions of this Agreement, the Partnership's obligations hereunder are subject to the following conditions precedent. Notwithstanding anything to the contrary contained in this Agreement, each of the conditions set forth in this paragraph 5A may be waived in writing by Partnership, such conditions being intended for the exclusive protection and benefit of Partnership. In the event that such conditions are not satisfied or waived by Partnership prior to the Closing Date, then, at the option of Partnership, this Agreement may be terminated.

           (1) PERFORMANCE BY SELLER. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder (including, but not limited to, the delivery of the items specified in paragraph 2 hereof) and the truth of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

           (2) ABSENCE OF SELLER BANKRUPTCY/DISSOLUTION EVENT. That at no time on or before the Closing Date shall any of the following ("Bankruptcy/Dissolution Event") have been done by, against or with respect to Seller or any partner in Seller: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other appointment of a trustee or receiver of any property interest, (b) an assignment for the benefit of creditors, (c) an attachment, execution or other judicial seizure of a substantial property interest, (d) the taking of, failure to take or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue, or (e) a dissolution.

           (3) CASUALTY LOSS OR EMINENT DOMAIN. If, on or prior to the Closing Date, either any portion of the Business Property is taken pursuant to eminent domain proceedings




























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or any of the improvements at the Business Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. If, on or prior to the Closing Date, any portion of the Business Property is taken pursuant to eminent domain proceedings which constitute a "Material Condemnation" (as hereinafter defined), or any of the improvements located on the Business Property are damaged or destroyed by a "Material Casualty" (as hereinafter defined), the Partnership may, at its option, either (a) terminate this Agreement by written notice to Seller on or before the Closing Date (in which event neither party shall have any liability to the other, or (b) close the transaction, in which event (i) the Partnership shall be entitled to all insurance or condemnation proceeds relating to such casualty or condemnation, and (ii) the Partnership will be entitled to a credit against the Redemption Price equal to eighty percent (80%) of any deductible applicable to such insured loss. As used herein, the terms "Material Condemnation" and "Material Casualty" shall mean a condemnation or casualty, as applicable, after which the cost of restoration of the Business Property exceeds $100,000, as reasonably determined by the parties. In the event that the cost of restoration of the Business Property following a condemnation or casualty as aforesaid is less than $100,000 (as reasonably determined by the parties), then the Partnership shall be obligated to close the transaction, in which event (i) the Partnership shall be entitled to all insurance or condemnation proceeds relating to such casualty or condemnation, and (ii) the Partnership will be entitled to a credit against the Redemption Price equal to eighty percent (80%) of any deductible applicable to such insured loss.

           4. TITLE ENDORSEMENT. The Partnership's receipt of a datedown endorsement to the Partnership's existing owner's title insurance policy for the Business Property which (i) extends the effect date of the policy to the Closing Date, (ii) increases the amount of insurance to an amount equal to the appraised value of the Business Property, and (iii) shows no new Schedule B exceptions (which have not been previously approved by Lawrence F. Levy) since the effective date of said policy. Conclusive evidence of the availability of such title shall be the irrevocable commitment of the title company to issue to the Partnership on the Closing Date such datedown endorsement.

































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     B.    ADDITIONAL CONDITIONS TO SELLER'S OBLIGATIONS.  In addition to the conditions provided in other provisions of this Agreement, Seller's obligations hereunder are conditioned on the following:

           (1) PERFORMANCE BY THE PARTNERSHIP. The due performance by the Partnership of each and every undertaking and agreement to be performed by it or any member thereof (including, but not limited to, the delivery of the items specified in paragraph 2 hereof) and the truth of each representation and warranty made in this Agreement by the Partnership at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.

           (2)   ABSENCE OF PARTNERSHIP BANKRUPTCY/DISSOLUTION EVENT.
That at no time on or before the Closing Date shall any Bankruptcy/Dissolution event of the following have been done by, against or with respect to the Partnership.

     C. OUTSIDE DATE. In the event that for any reason the redemption herein contemplated shall not be consummated on or before September 15, 1997, then any party may at any time thereafter, by written notice to the other parties, terminate this Agreement and the obligations of the parties hereunder; provided, however, that, subject to the limitations on liability set forth herein, such termination shall not release any party from liability for breach of this Agreement.

     6.    INDEMNIFICATION.

     A. INDEMNIFICATION BY THE PARTNERSHIP. As of the Closing Date, the Partnership as it is constituted after the closing hereunder, shall hold harmless, indemnify and defend Seller from and against all claims, rights, demands, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) of any kind or nature related to the Partnership Agreement, the Partnership, the Business Property, Existing Loan or any of the "Collateral Agreements" (the "Claims"), but only to the extent the Claims arise and accrue after the Closing Date (and the Partnership as it is constituted after the Closing hereunder, shall release Seller from all such matters). Notwithstanding the foregoing, Seller shall remain liable for, and shall hold harmless, indemnify and defend the Partnership for Seller's pro rata (i.e., 80%) share of any Claims that arise and accrue on or before the Closing Date.






























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     B.    INDEMNIFICATION BY SELLER.  Seller shall hold harmless,
indemnify and defend the Partnership and all of its partners from and against any loss or damage to the Partnership or any of its partners resulting from any inaccuracy in or breach of any representation and warranty of Seller under this Agreement (or any agreement executed in connection herewith) or resulting from any breach or default by Seller under this Agreement (or any agreement executed in connection herewith).

     C. GENERAL INDEMNITY PROVISIONS. Each indemnity provided for under this Agreement shall be subject to the following provisions:

           (1) The indemnity shall cover the costs and expenses of the indemnitees, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnity.

           (2) The indemnitee shall notify the indemnitor of any claim against the indemnitee covered by the indemnity within 30 days after it has notice of such claim, but failure to notify the indemnitor shall in no case prejudice the rights of the indemnitee under this Agreement unless the indemnitor shall be prejudiced by such failure and then only to the extent the indemnitor shall be prejudiced by such failure. Should the indemnitor fail to discharge or undertake to defend the indemnitee against such liability upon learning of the same, then the indemnitee may settle such liability, and the liability of the indemnitor hereunder shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by the indemnitee in effecting such settlement.

     D. DEFINITION. As used herein, "Collateral Agreements" means the individual and collective agreements, instruments, documents and covenants entered into under or pursuant to or in connection with or concurrently with the Partnership Agreement and any amendment or amendments made at any time or times heretofore to any such agreements, instruments, documents or covenants.

     7. SUCCESSORS AND ASSIGNS. The Partnership may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but





























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such transferor shall not be released from its obligations hereunder);
provided, however, the Partnership may assign its interest in this Agreement to any one or more of its partners or to a limited partnership, limited liability company or other entity in which the Partnership or any one or more of its partners (i) is the managing general partner or managing member or in which the Partnership or any one or more of its partners otherwise has the power to control management, and (ii) has not less than a 51% interest in capital and profits. No consent given by Seller to any transfer or assignment of the Partnership's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of the Partnership's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     8. WAIVER OF RIGHT TO PURCHASE. If the transactions hereunder shall fail to close for any reason other than due to (i) a default by Seller under this Agreement, (ii) an occurrence of a Seller Bankruptcy/Dissolution Event, (iii) an occurrence at the Business Property of a Material Casualty or a Material Condemnation, (iv) the existence of a material title defect affecting the Business Property, which material title defect does not affect the Business Property as of the date hereof, the cure or remedying of which will reasonably exceed $25,000, and which material title defect was not caused by a partner in the Partnership other than Seller, or (v) a change in the zoning classification covering the Business Property which materially impacts the ability of the Partnership to operate the Business Property as an office building, Partnership hereby agrees that Lawrence F. Levy's rights under Section 7.1B(2) of the Partnership Agreement (or any other similar rights of first offer, first refusal or option to purchase under the Partnership Agreement) shall thereupon terminate (and, without limitation thereon, Seller shall have the right to cause a sale of the Business Property without having any obligation to give Lawrence F. Levy any rights to purchase the Business Property in connection therewith). Seller agrees that neither the Partnership nor any of its general or limited partners shall have any personal liability in the event of a default by the Partnership under this Agreement, Seller agreeing that it will
































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not institute any lawsuit to seek, obtain or take any monetary judgment against the Partnership or any of its partners or against any property of any of its partners on account of any default by the Partnership under this Agreement.

     9. BROKERS. Except for any fees which may be due to JMB Realty Corporation (whose fees shall be paid by Seller), Seller represents and warrants to the Partnership, and the Partnership represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify, hold harmless and defend the Partnership from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and the Partnership shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by the Partnership. The indemnification obligations under this paragraph 9 shall survive the closing of the transactions hereunder or the earlier termination of this Agreement. Seller shall hold harmless, indemnify and defend the Partnership and all of its partners from and against any and all Claims arising out of, relating to or resulting from Seller's payment of brokerage fees or other fees to JMB Realty Corporation.

     10.   LIMITATION OF LIABILITY.

           (a) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and the Partnership shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000.

           (b) No constituent partner in or agent of Seller, nor any advisor, trustee, member, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constitute partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the Partnership and its successor sand assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller for the payment of any claim or for any performance, and the Partnership, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller or in any other constituent partner of Seller, nor any obligation of any constituent partner in Seller or in any other constituent partner of Seller to restore a negative capital account or to contribute capital to Seller or to any other constituent partner of Seller, shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner, (and neither the Partnership nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

           (c) Notwithstanding the foregoing, (i) if Seller or its successor-in-interest shall fail to retain reserves of at least $600,000 at the time of closing hereunder or (ii) if during the period commencing on the Closing Date and ending on June 15, 1998 (the "Survival Period"), Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), or is otherwise related to, connected with or concerns the Business Property or the partnership in any manner (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, the Partnership may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner of

Seller, for the payment of any Specified Liabilities; provided, however, the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed $500,000 in the aggregate and shall be further limited as follows:

                 (i) with respect to the initial reserve amount, such liability shall be limited to the lesser of the amount by which $600,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $500,000; or

                 (ii) during the Survival Period, such liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $500,000.

     11. FURTHER INSTRUMENTS. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement or any agreement executed by all the parties hereto in connection herewith.

     12. SURVIVAL. All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the closing hereunder and the transfer and conveyance of the Redeemed Partnership Interest hereunder and any and all performances hereunder; provided, however, any cause of action of a party for a breach of the representations and warranties contained in paragraphs 4A and 4B hereof shall survive until June 15, 1998, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate.

     13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     14.   TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     15. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this

Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

     17. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

     TO THE PARTNERSHIP:
     ------------------

     The Levy Organization, Inc.
     980 N. Michigan Avenue, Ste. 400
     Chicago, Illinois 60611
     Attention:  Joseph G. Lansing, Esq.

     WITH COPY TO:
     ------------

     Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.
     200 N. LaSalle Street, Ste. 2100
     Chicago, Illinois  60601
     Attention:  Mark S. Litner, Esq.

     TO SELLER:
     ---------

     900 North Michigan Avenue
     19th Floor
     Chicago, Illinois  60611
     Attention:  Ms. Julia Stibolt

     WITH COPY TO:
     ------------

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML)

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     18. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either the Partnership or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts, together, shall constitute but one agreement.

     20. CONTINUATION OF THE PARTNERSHIP. The parties agree that the Partnership shall continue and not be dissolved because of the redemption of the Redeemed Partnership Interest or the withdrawal of the Seller from the Partnership at Closing.

     21. RETURN OF DOCUMENTS. The Seller shall, no later than seven (7) days after the Closing Date, turn over to the Partnership all reports, records, contracts and or other documents relating to the Partnership and in Seller's possession or control


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                      SELLER:

                      JMB INCOME PROPERTIES, LTD.-VII,
                      an Illinois limited partnership,

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                      By:   /s/ JULIA S. STIBOLT
                            Name: Julia A. Stibolt
                            Title: Vice President


                      PARTNERSHIP:

                      ONE WOODFIELD LAKE LIMITED PARTNERSHIP,
                      an Illinois limited partnership


                      By:   /s/ LAWRENCE F. LEVY
                            Name: Lawrence F. Levy
                            Title: General Partner

                             EXHIBIT LIST
                             ------------
              (One Woodfield Lake; Schaumburg, Illinois)




     A     -     Assignment of Partnership Interest

     B     -     Release and Indemnification Agreement

                              EXHIBIT "A"
                  ASSIGNMENT OF PARTNERSHIP INTEREST


     FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, JMB INCOME PROPERTIES, LTD.-VII, an Illinois limited partnership ("Assignor"), hereby transfers, assigns and conveys to ONE WOODFIELD LAKE LIMITED PARTNERSHIP, an Illinois limited partnership (the "Partnership"), all of the Assignor's right, title and interest in the Partnership, including, but not limited to, Seller's interest in the Partnership's assets and in the capital and profits and losses of the Partnership.

     This Assignment of Partnership Interest is given pursuant to that certain agreement captioned "PARTNERSHIP INTEREST REDEMPTION AGREEMENT" ("Agreement"), dated as of August _____, 1997, between Assignor and the Partnership.

     The covenants, agreements, representations, warranties and limitations provided in the Agreement with respect to the partnership interest conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignor and the Partnership, and their respective successors and assigns. Except as set forth in said Agreement, said partnership interest is assigned without warranty or representation, express or implied.


Dated as of __________, 1997      JMB INCOME PROPERTIES, LTD.-VII,
                                  an Illinois limited partnership,


                                  By:  JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       General Partner

                                       By:
                                             ------------------------
                                             Name:
                                                   ------------------
                                             Title:
                                                   ------------------

                              EXHIBIT "B"

                      RELEASE AND INDEMNIFICATION
                     ----------------------------
              (One Woodfield Lake, Schaumburg, Illinois)


           THIS RELEASE AND INDEMNIFICATION is made as of the _____ day of __________, 1997, by ONE WOODFIELD LAKE LIMITED PARTNERSHIP, an Illinois limited partnership (the "Partnership"), to JMB INCOME PROPERTIES, LTD.- VII, an Illinois limited partnership ("Seller").


                           R E C I T A L S:

           A. Seller and the Partnership are parties to that certain Partnership Interest Redemption Agreement (together with all amendments thereto, the "Agreement"), dated effective as of August _____, 1997, pursuant to which, subject to the terms and conditions therein set forth, Seller agrees to assign to the Partnership all of Seller's interest in the Partnership.

           B. The Agreement requires the delivery of this Release and Indemnification.

           C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.


           NOW, THEREFORE, pursuant to the Agreement, the Partnership (as it is constituted after the Closing Date), hereby covenants and agrees:

           1. That it shall hold harmless, indemnify and defend Seller from and against all claims, rights, demands, obligations, liabilities, costs and expenses (including reasonable attorneys' fees) of any kind or nature with respect to (a) facts or events which arise after the Closing Date, or (b) facts or events known to the Partnership which arose prior to the Closing Date and related to the Partnership Agreement, the Partnership, the Business Property, the Existing Loan or any of the Collateral Agreements, and that the Partnership hereby releases Seller from all such matters.

           2. All covenants, obligations and agreements contained in this Release and Indemnification shall survive the closing under the Agreement and the transfer and conveyance of the Redeemed Partnership Interest thereunder and any and all performances thereunder.


Dated as of __________, 1997      ONE WOODFIELD LAKE LIMITED PARTNERSHIP,
                                  an Illinois limited partnership


                                  By:
                                       ------------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------






















































                                   2